CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-11, of our report dated March 6, 2012, of Medical Hospitality Group, Inc. (a development stage company) relating to the financial statements as of December 31, 2011 and March 31, 2011, and for the nine month period ended December 31, 2011 and for the period from January 18, 2011 (Inception) through December 31, 2011.

We consent to the reference to our firm under caption “Experts” in this amended Registration Statement.

/s/ Chapman, Hext & Co., P.C.

Chapman, Hext & Co., P.C.

Richardson, Texas

April 23, 2012